UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 17, 2020, the Compensation and Executive Development Committee of the Board of Directors (the “Committee”) of Nucor Corporation (the “Company”) adopted and approved changes to the compensation plans for executive vice presidents and more senior officers of the Company (collectively, the “Executive Officers”). The changes are summarized below and were adopted and approved to address the level of stockholder support for the advisory vote on named executive officer compensation conducted at the Company’s 2019 annual meeting of stockholders and the feedback the Company received from subsequent executive compensation-focused discussions with stockholders. The following summary of the changes is qualified in its entirety by reference to the full text of the amended plans and agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.

Severance Plan Amended. The Nucor Corporation Severance Plan for Senior Officers and General Managers (the “Severance Plan”) previously provided severance benefits to the Executive Officers following their retirement, resignation or death. The Committee adopted and approved an amendment to the Severance Plan to exclude Executive Officers from participation.

Supplemental Retirement Plan Adopted. The Committee adopted and approved the Nucor Corporation Supplemental Retirement Plan for Executive Officers (the “Supplemental Retirement Plan”). An Executive Officer will become eligible to receive a normal retirement benefit under the Supplemental Retirement Plan upon his or her retirement after the earlier of (a) attaining age 60 or (b) attaining age 58 and completing seven years of service as an Executive Officer. The normal retirement benefit will be a monthly benefit equal to 3.36 times the Executive Officer’s monthly base salary and will be paid for 24 months.

If an Executive Officer has not satisfied the eligibility requirement(s) for a normal retirement benefit at the time of his or her termination of employment, the monthly benefit payable under the Supplemental Retirement Plan to the Executive Officer will be equal to the Executive Officer’s normal retirement benefit reduced by 1/84th for each month the Executive Officer’s termination precedes the date the Executive Officer would have completed seven years of service as an Executive Officer. However, (a) if such termination is due to the Executive Officer’s resignation, the monthly benefit payable to the Executive Officer will be equal to 50% of the reduced normal retirement benefit and (b) if such termination is due to the Executive Officer’s death, the Executive Officer’s monthly benefit will not be less than 50% of the Executive Officer’s unreduced normal retirement benefit.

If an Executive Officer is terminated for cause or breaches any restrictive covenant agreement between the Executive Officer and the Company, the Executive Officer will forfeit his or her benefits under the Supplemental Retirement Plan.

New Form of Executive Employment Agreement Adopted. The Committee adopted and approved a new form of Executive Employment Agreement. The following Executive Officers have entered into an Executive Employment Agreement on the new form adopted and approved by the Committee:

Name	Title	Base Salary
Craig A. Feldman	Executive Vice President	$485,000
James D. Frias	Chief Financial Officer, Treasurer and Executive Vice President	$638,000
Ladd R. Hall	Executive Vice President	$580,000
Raymond S. Napolitan, Jr.	Executive Vice President	$560,000
MaryEmily Slate	Executive Vice President	$482,000
David A. Sumoski	Executive Vice President	$550,000
Leon J. Topalian	President and Chief Executive Officer	$1,000,000
D. Chad Utermark	Executive Vice President	$550,000

The new Executive Employment Agreement provides for the payment of a non-compete benefit to the Executive Officer as consideration for compliance with the non-competition, non-solicitation and other restrictive covenants set forth in the agreement. The non-compete benefit is equal to one month of base salary for each year of service with the Company (subject to a minimum of six months of base salary); provided, if the Executive Officer is under age 55, the non-compete benefit will not be less than the sum of the value of the Executive Officer’s forfeitable common stock units deferred and shares of restricted stock awarded under the Company’s long-term incentive plan. The non-compete benefit will be paid to the Executive Officer in 24 equal monthly installments following termination; provided, if the Executive Officer dies during the first 12 months following the Executive Officer’s termination from employment, then the Executive Officer’s estate will receive monthly installments of the non-compete benefit only through the end of the 12th month following the Executive Officer’s termination. No non-compete benefit is payable if the Executive Officer dies while employed by the Company.

In lieu of the non-compete benefit described above, if an Executive Officer’s employment is involuntarily terminated by the Company or the Executive Officer resigns for Good Reason (as defined in the Executive Employment Agreement), in either case within 24 months of a change in control of the Company, the Executive Officer would receive a non-compete benefit, payable in a lump sum cash payment, equal to the sum of:

(a)    a “base amount” multiplied by 3 in the case of the Company’s Chief Executive Officer, 2.5 in the case of the Company’s Chief Financial Officer, and 2 in the case of any other Executive Officer, with the “base amount” being equal to the sum of (i) the Executive Officer’s base salary and (ii) the greater of (A) 150% of the Executive Officer’s base salary and (B) the average performance award under the Company’s annual incentive plan for the three fiscal years prior to the Executive Officer’s termination of employment (provided for purposes of calculating such average, the performance award under the annual incentive plan for any year in such three-fiscal year period the Executive Officer did not hold the Executive Officer’s current position will be equal to the performance award under the annual incentive plan for such year for the Executive Officer’s position as a percentage of base salary multiplied by the Executive Officer’s base salary); and

(b)    the value of the restricted stock units that would have been granted to the Executive Officer in the year of termination based on the prior year’s performance (if not granted prior to the date of termination).

In addition, if an Executive Officer’s employment is involuntarily terminated by the Company or the Executive Officer resigns for Good Reason, in either case within 24 months of a change in control of the Company, medical, dental and life insurance coverage would be continued for 36 months for the Company’s Chief Executive Officer, 30 months for the Company’s Chief Financial Officer and 24 months for all other Executive Officers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Nucor Corporation Severance Plan for Vice Presidents and General Managers (#)

10.2	Nucor Corporation Supplemental Retirement Plan for Executive Officers (#)

10.3	Executive Employment Agreement of Craig A. Feldman (#)

10.4	Executive Employment Agreement of James D. Frias (#)

10.5	Executive Employment Agreement of Ladd R. Hall (#)

10.6	Executive Employment Agreement of Raymond S. Napolitan, Jr. (#)

10.7	Executive Employment Agreement of MaryEmily Slate (#)

10.8	Executive Employment Agreement of David A. Sumoski (#)

10.9	Executive Employment Agreement of Leon J. Topalian (#)

10.10	Executive Employment Agreement of D. Chad Utermark (#)

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

(#)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: February 19, 2020	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President